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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Starmet Corporation:

As independent public accountants, we hereby consent to the use of our reports dated November 14, 1997 (except with respect to the matter discussed in Notes 6 and 11 as to which the date is December 29, 1997) and to all references to our firm included in or made a part of this registration statement on Form S-8.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP


Boston, Massachusetts
May 4, 1998